                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Fourth Shift Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              FOURTH SHIFT CORPORATION
                               TWO MERIDIAN CROSSINGS
                               MINNEAPOLIS, MN 55423
                               ---------------------


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     May 4, 1999

TO THE SHAREHOLDERS OF FOURTH SHIFT CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Fourth Shift Corporation (the "Company") will be held on Tuesday, May 4, 1999, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 at 3:30 p.m., CST, for the following purposes:

          1.   To elect two directors.

          2. To increase the number of shares of common stock reserved for issuance under the Company's 1993 Stock Incentive Plan by 750,000 shares.

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on March 26, 1999 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                    BY ORDER OF THE BOARD OF DIRECTORS



                    Marion Melvin Stuckey, Chairman of the Board

Minneapolis, Minnesota
April 1, 1999
                               ---------------------

                  IMPORTANT - PLEASE MAIL YOUR PROXY CARD PROMPTLY

                 IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED, WHETHER YOU OWN ONE
               SHARE OR MANY, TO COMPLETE, SIGN AND MAIL YOUR PROXY.

                               ---------------------

                              FOURTH SHIFT CORPORATION
                               Two Meridian Crossings
                               Minneapolis, MN 55423

                               ---------------------

                                  PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS
                                    May 4, 1999

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Fourth Shift Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 4, 1999, at 3:30 p.m., CST, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 and any adjournments thereof (the "Annual Meeting"). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no additional compensation for their services may solicit proxies by telephone, facsimile or in person. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 1, 1999.

     Those shares of the Company's Common Stock, $.01 par value ("Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement and for the approval of the other proposal discussed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "nonvote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     A copy of the Company's Annual Report for the year ended December 31, 1998 is being furnished to each shareholder with this Proxy Statement.

     Only the holders of the Common Stock whose names appear of record on the Company's books at the close of business on March 26, 1999 will be entitled to vote at the Annual Meeting. At the close of business on March 26, 1999, a total of 10,304,277 shares of Common Stock was outstanding, each share being entitled to one vote.

                           ITEM 1--ELECTION OF DIRECTORS

NOMINEES

     The Company's Articles of Incorporation provide for a "classified board" of directors. The number of members of the Board of Directors is currently set at seven, and the directors are divided into Class A (consisting of two directors), Class B (consisting of two directors) and Class C (consisting of three directors). Jimmie H. Caldwell and Mark W. Sheffert are the Class B directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Messrs. Caldwell and Sheffert for reelection to the Board of Directors at the Annual Meeting for terms expiring at the annual meeting in 2002. The other directors of the Company will continue in office for their existing terms.

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Caldwell and Sheffert. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The affirmative vote of a majority of the outstanding shares of the Common Stock is necessary to elect each nominee. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

     The following information is furnished with respect to each nominee and director as of February 28, 1999:

                                    PRINCIPAL OCCUPATION AND BUSINESS
   NAME                  AGE          EXPERIENCE FOR PAST FIVE YEARS
   ----                  ---    -----------------------------------------------
                   NOMINEE DIRECTORS: CLASS B - TERM EXPIRING 2002

Jimmie H. Caldwell . . . 59     Mr. Caldwell has been President, Chief
                                Operating Officer and a Director of the Company
                                since 1984.  Prior to that time, Mr. Caldwell
                                served in various positions at Control Data
                                Corporation ("CDC"), a multinational computer
                                hardware, peripherals and services company,
                                from 1964 to 1984 and held the position of Vice
                                President of Operations for CDC's Peripheral
                                Products Company when he left to join the
                                Company.

Mark W. Sheffert . . . . 51     Mr. Sheffert has been a director of the Company
                                since April 1998.  He is the founder, and
                                Chairman and Chief Executive Officer, of
                                Manchester Companies, Inc., a Minneapolis-based
                                private investment banking and management
                                advisory firm, since January 1994.  Mr.
                                Sheffert also serves on the Board of Directors
                                of Telident Inc., Medical Graphics Corporation,
                                and LifeRate Systems, Inc.


                                         -2-

                       INCUMBENT: CLASS A - TERM EXPIRING 2001

Marion Melvin Stuckey. . 60     Mr. Stuckey is the founder of the Company and
                                has been the Chief Executive Officer and
                                Chairman of the Company since 1982.  Prior to
                                forming the Company, Mr. Stuckey was an
                                executive officer of CDC from 1975 to 1982.
                                Prior to that Mr. Stuckey served in various
                                sales, marketing and management positions at
                                IBM from 1960 to 1975.  Mr. Stuckey also serves
                                on the Board of Directors of ULTRADATA
                                Corporation, a computer software company
                                headquartered in California.

Michael J. Adams . . . . 53     Mr. Adams has been a Director of the Company
                                since 1984.  He has been a senior partner of
                                Adams & Cesario, P.A., a law firm engaged in a
                                general business practice in Minneapolis, for
                                more than five years.

                  INCUMBENT DIRECTORS: CLASS C - TERM EXPIRING 2000

Anton J. Christianson. . 46     Mr. Christianson has been a Director of the
                                Company since 1984.  He has been a principal of
                                Cherry Tree Investments, a venture capital
                                management firm, for more than five years.  Mr.
                                Christianson also serves on the Board of
                                Directors of Transport Corporation of America,
                                TRO Learning, and Peoples Educational Holdings.

Steve J. Lair. . . . . . 52     Mr. Lair has been a director of the Company
                                since April 1997. He has been Senior Vice
                                President of Sales and Marketing and Service of
                                NEC Computer Corporation since March 1998.  He
                                was Senior Vice President Marketing and Sales
                                of Acer America Corporation from March 1997
                                until March 1998; Vice President, Worldwide
                                Marketing and Sales, Personal Productivity
                                Products, of Texas Instruments, Inc. from April
                                1995 to March 1997; Vice President of
                                Marketing, Toshiba America Information Systems
                                from April 1992 to April 1995; and Vice
                                President, Dataquest Microcomputer Systems
                                Group from April 1988 to April 1992.

Robert M. Price. . . . . 68     Mr. Price has been a director of the Company
                                since 1990. He has been President of PSV, Inc.,
                                a technology consulting business located in
                                Burnsville, Minnesota, since 1990. From 1961
                                until 1990 he served in various executive
                                positions, including Chairman and Chief
                                Executive Officer, with CDC.  Mr. Price also
                                serves on the Board of Directors of
                                International Multifoods Corporation,
                                Tupperware Incorporated, Affinity Technology,
                                Inc., and Public Service Company of New Mexico.

MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors of the Company held five meetings. All incumbent directors attended at least 75% of the meetings of the Board, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

COMMITTEES

     The Board of Directors of the Company has an Audit Committee which met four times and a Compensation Committee which met four times during 1998. The Audit Committee reviews the Company's arrangements with its independent public accountants, its internal accounting policies and the substance of its audits. The Compensation

Committee determines policy with respect to compensation to executive management, specifically reviews the performance and establishes the compensation to the Company's Chief Executive Officer, reviews compensation to directors, and administers the Company's stock-based employee benefit plans. Messrs. Adams and Price (Chairperson) are members of the Compensation Committee. Messrs. Christianson (Chairperson), Lair and Sheffert are members of the Audit Committee.

DIRECTOR COMPENSATION

     For the fiscal year ended December 31, 1998, directors who were not also officers or employees of the Company were entitled to receive an annual fee of $4,000, payable in equal quarterly installments, plus $1,200 per Board meeting and $500 per committee meeting attended. All directors are entitled to participate in the Company's 1994 Employee Stock Purchase Plan and to contribute all (subject to limitations in such plan), or any portion, of the directors fees they receive to that plan. During 1998, Messrs. Adams, Christianson, Lair, Price and Sheffert elected to participate in the Employee Stock Purchase Plan and received 3,449, 3,516, 3,077, 3,010 and 2,577 shares, respectively, for directors fees contributed to such plan.

     Directors who are not also officers or employees of the Company also receive stock options to purchase 3,500 shares of Common Stock under the Company's 1993 Stock Incentive Plan at the time of the annual meeting of shareholders. New directors receive an option to purchase 5,000 shares at the first annual meeting after they are elected. In accordance with such plan, each of Messrs. Adams, Christianson, Lair and Price received options to purchase 3,500 shares of Common Stock, and Mr. Sheffert received an option to purchase 5,000 shares of Common Stock, at an exercise price of $3.3125 per share on May 6, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES NAMED HEREIN TO THE TERMS AS DIRECTORS OF THE COMPANY DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. IF NO INSTRUCTION IS GIVEN, THE ACCOMPANYING PROXY WILL BE VOTED FOR SUCH ELECTION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR.

     ITEM 2--PROPOSAL TO APPROVE AMENDMENT TO 1993 STOCK INCENTIVE PLAN

INTRODUCTION

     On January 19, 1999, the Company's Board of Directors approved, subject to shareholder approval, an amendment to the Company's 1993 Stock Incentive Plan (the "1993 Plan") that will increase the number of shares reserved for issuance under awards granted thereunder by 750,000 shares. Before the proposed amendment, a total of 2,250,000 shares of Common Stock was reserved for issuance under the 1993 Plan. At December 31, 1998, there remained 136,205 shares available for future awards under the 1993 Plan.

     The Company uses stock options as its principal long-term incentive to executives. In October 1998, the Company's Compensation Committee, as part of its review of executive compensation, determined that the historical operation of the 1993 Plan had not provided executives with significant benefits or incentive to perform. As a result, and as part of a special long-term incentive program, the committee granted stock options and restricted stock for an aggregate of 720,000 shares of Common Stock in October 1998, such options and restricted stock vesting in the future and accelerating only upon achievement of certain defined performance goals.

     During late 1998, the Compensation Committee reviewed the size of the 1993 Plan in the context of longer term compensation objectives. Although the Compensation Committee concluded that the special incentive program it had created provided adequate incentive for executives for the near term, it determined that there was an inadequate number of shares in the 1993 Plan to meet the Company's objectives for new employees in 1999 and longer term incentive compensation needs. Accordingly, the Compensation Committee recommended in December, and the Board of Directors approved in January 1999, an increase in the 1993 Plan by 750,000 shares.

SUMMARY OF THE 1993 PLAN

     The Company's 1993 Plan was initially approved by the Company's Board of Directors in April 1993 and by shareholders of the Company in June 1993. The 1993 Plan will terminate in June 2003. All employees, officers, consultants or independent contractors providing services to the Company and its subsidiaries and affiliates in which the Company has a significant equity interest are eligible to receive awards under the 1993 Plan. The 1993 Plan permits the granting of: (a) stock options, including "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as incentive stock options ("non-qualified stock options"); (b) stock appreciation rights ("SARs"); (c) restricted stock and restricted stock units; (d) performance awards; (e) dividend equivalents; and (f) other awards valued in whole or in part by reference to or otherwise based upon the Company's stock ("other stock-based awards").

     The Compensation Committee administers the 1993 Plan, except with respect to the part of the 1993 Plan that relates to awards to non-employee directors, which is administered by the Board of Directors. The Compensation Committee has the authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 1993 Plan. No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Company's Common Stock, relating to more than 100,000 shares in the aggregate in any calendar year. Stock options granted under the 1993 Plan may not have an exercise price less than 100% of the fair market value of the Company's Common Stock on the date of grant.

     Under the 1993 Plan, non-employee directors are automatically granted non-qualified stock options to purchase 3,500 shares on the date of the annual meeting of directors in each year in which they remain a director of the Company. New directors receive an option to purchase 5,000 shares at the first annual meeting after they are elected. All of such options have an exercise price equal to the fair market value on the date of grant, vest in annual increments of 25% of the shares subject to the option commencing one year from the date of grant, and expire five years from the date of grant.

The terms of these options may not be altered without a shareholder vote. Non-employee directors may not participate in the 1993 Plan except through the formula provisions described above.

     The 1993 Plan generally permits the Board of Directors to amend or terminate the 1993 Plan at any time, except that prior shareholder approval will be required for any amendment to the 1993 Plan that (a) requires shareholder approval under the rules or regulations of the National Association of Securities Dealers, Inc. or any applicable securities exchange or (b) would cause the Company to be unable, under the Code, to grant incentive stock options under the 1993 Plan.

FEDERAL TAX CONSEQUENCES

     Awards of stock options and restricted stock under the 1993 Plan generally will result in the following tax consequences under current United States federal income tax laws.

     INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an
incentive stock option is granted under the 1993 Plan.   If certain statutory
employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     NON-QUALIFIED STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 1993 Plan. Generally, at the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

     RESTRICTED STOCK.  Unless a recipient files an election to be taxed under
Section 83(b) of the Code, generally, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE 1993 PLAN. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH PROPOSAL, UNLESS OTHERWISE DIRECTED. IF NO INSTRUCTION IS GIVEN, THE ACCOMPANYING PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR THE APPROVAL OF THE PROPOSAL.


                               EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. During 1998, the Compensation Committee consisted of Michael Adams and Robert Price, independent, outside directors.

     EXECUTIVE COMPENSATION POLICIES

     The Board of Directors has adopted the following standards and policies relative to setting executive compensation:

     - Total compensation should include a significant performance component in addition to salary.

     -    Salary should have a relationship to salaries in industry peer groups.

     - Total compensation should be adequate to attract, motivate and retain quality talent.

     - Performance measures should relate to key characteristics accepted within the software/high technology industry.

     - Performance should be measured over time periods adequate to evaluate a particular executive's contribution to results.

     - Stock options and other awards should be integrated with other elements of compensation to formulate a package that helps to align executive compensation with shareholder interests.


     1998 EXECUTIVE OFFICER COMPENSATION PROGRAM

     Although the Company used the services of a compensation consultant in the fall of 1997 to help establish executive compensation, because of a dramatic restructuring of its operations in late 1997 and high research expenses that effected its operating results, it did not significantly change executive compensation for the 1998 fiscal year. It retained an additional consultant in the summer of 1998 to create a form of stock-based incentive program.

     BASE SALARY. As part of an effort to reduce expenses and increase profitability, base salaries for executive officers during 1998 were maintained at 1997 year-end levels. Mr. Stuckey's base salary was $286,000 in 1998.

     CASH INCENTIVE COMPENSATION. The Compensation Committee established the template for the 1998 cash bonus plan for executive officers during the fall of 1997. The 1998 bonus plan was tied to the Company's operating plan, focusing primarily on operating income and cash flow. Bonuses are paid only if the threshold financial objectives for the fiscal year are achieved. The Compensation Committee also has the discretion to award bonuses based on other performance objectives or criteria. The Company exceeded its budgeted performance during 1998 and the bonus objectives were exceeded. In accordance with the compensation plan, the executive officers received cash bonuses during the year, with Mr. Stuckey receiving a cash bonus of $304,000.

     STOCK INCENTIVE COMPENSATION. In order to further preserve cash, and to provide significant incentive to executive management to meet projected performance over the next four years, the Compensation Committee retained a compensation consultant to provide advice on stock-based incentives for executives in early Summer 1998. With the assistance of this consultant, the Compensation Committee instituted a special stock-based compensation program in October 1998. This program provided for the grant of both stock options and restricted stock that vest in eight years (in the case of options) and five years (in the case of restricted stock) but expires if the executive is terminated prior to vesting. The vesting of both the options and the restricted stock accelerate in the event the Company meets certain projected performance goals, defined in terms of earnings per share, in 1999, 2000 and 2001.

     The Compensation Committee believes that this program, which makes the compensation realizable only if performance is generated that will likely be reflected in the market value of the Company's Common Stock, directly ties the executive's compensation to appreciation in share value. Mr. Stuckey received options to purchase 93,750 shares and 31,250 shares of restricted stock as part of this program.

     BENEFITS. The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 1998.

     SUMMARY

     The Compensation Committee believes that the compensation program for executive officers during the 1998 year was comparable to compensation programs for similarly situated companies and that the aggregate compensation provided under the program was appropriate.


                              Michael Adams
                              Robert Price

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Company's two other executive officers for services rendered.

                                     ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                            ------------------------------------      -------------------------------
                                                                             AWARDS           PAYOUTS
        NAME                                               OTHER      -------------------     -------      ALL
         AND                                               ANNUAL     RESTRICTED                          OTHER
      PRINCIPAL                                            COMPEN-      STOCK                   LTIP     COMPEN-
      POSITION              YEAR     SALARY      BONUS     SATION      AWARDS(1)   OPTIONS    PAYOUTS    SATION(2)
      --------              ----     ------      -----     ------      ---------   -------    -------    ---------
MARION MELVIN STUCKEY       1998    $286,000   $ 304,000     $0        $ 78,125    143,750      $0        $18,333
Chairman and Chief          1997    $280,000   $       0     $0        $      0          0      $0        $15,000
Executive Officer           1996    $260,000   $       0     $0        $      0     20,000      $0        $18,125

JIMMIE H. CALDWELL          1998    $216,000   $ 225,000     $0        $ 60,938    125,000      $0        $18,333
President and Chief         1997    $212,000   $       0     $0        $      0     15,000      $0        $15,000
Operating Officer           1996    $200,000   $       0     $0        $      0     20,000      $0        $18,125

DAVID G. LATZKE             1998    $151,000   $ 140,000     $0        $ 45,703     71,250      $0        $ 3,333
Vice President, Secretary,  1997    $148,000   $       0     $0        $      0     10,000      $0        $     0
Chief Financial Officer     1996    $140,000   $       0     $0        $      0     12,000      $0        $ 3,125
and Treasurer

----------------------
(1) The value of each restricted stock award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. Represents a grant of 31,250 shares, 25,000 shares and 18,750 shares of restricted stock to Messrs. Stuckey, Caldwell and Latzke, respectively, that vests five years from the date of grant but accelerates upon achievement of certain performance targets. As of December 31, 1998, the number and value (based on the closing market price of the Company's Common Stock on December 31, 1998) of the aggregate restricted stock holdings of each executive officer were as follows:
     31,250 shares ($141,625) by Mr. Stuckey, 25,000 shares ($112,500) by Mr.
     Caldwell, and 18,750 shares ($84,375) by Mr. Latzke.

(2) The amounts reported in this column include Company contributions to the Company's 401(k) Plan of $3,333 in 1998 and $3,125 in 1996 for each of Messrs. Stuckey, Caldwell and Latzke. The amounts reported for each of Messrs. Stuckey and Caldwell for each of the three years also include $15,000 in benefits from split-dollar life insurance policies.

STOCK OPTIONS

     The Company maintains a 1989 Stock Option Plan and a 1993 Stock Incentive Plan. No additional options under the 1989 plan were granted during 1998. The Company may grant stock options, and other stock-based awards, to executive officers and other employees and consultants of the Company under the 1993 Stock Incentive Plan. The following table sets forth information with respect to options granted to the named executive officers in 1998:

                            OPTION GRANTS IN 1998
                                                                                       POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                  NUMBER OF                                                           RATES OF STOCK PRICE
                   SHARES          % OF TOTAL                                           APPRECIATION FOR
                 UNDERLYING      OPTIONS GRANTED      EXERCISE                           OPTION TERM (3)
                   OPTIONS        TO EMPLOYEES         PRICE        EXPIRATION      ------------------------
  NAME           GRANTED (1)         IN 1998         ($/SHARE)         DATE             5%            10%
  ----           -----------         -------        -----------        ----             --            ---
Mr. Stuckey        50,000             4.4%            $2.563          1/8/08      $   80,593      $  204,238
                   93,750 (2)         8.3%            $2.50          10/12/08     $  147,394      $  373,534

Mr. Caldwell       25,000             2.2%            $2.563          1/8/08      $   40,296      $  102,119
                   25,000             2.2%            $2.50           1/27/08     $   39,305      $   99,609
                   75,000 (2)         6.6%            $2.4375         10/9/08     $  114,969      $  291,356

Mr. Latzke         15,000             1.3%            $2.563          1/8/08      $   24,178      $   61,271
                   56,250 (2)         5.0%            $2.4375         10/9/08     $   86,227      $  218,517

----------------------
(1) The options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and, unless otherwise noted, become exercisable in annual increments of 25% of the shares subject to the option commencing one year from the date of grant. The options also become exercisable in the event of a change in control of the Company.

(2) The options have performance vesting requirements, which are described above in the Compensation Committee Report on Executive Compensation under the heading, "Stock Incentive Compensation."

(3) These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company's Common Stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table sets forth information with respect to the exercise of options and the value of options held by executive officers as of December 31, 1998:

      AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR END OPTION VALUES

                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
             SHARES ACQUIRED            OPTIONS AT END OF 1998(1)     IN-THE-MONEY OPTIONS (2)
               ON EXERCISE    VALUE    ---------------------------  ----------------------------
    NAME       OF OPTIONS   REALIZED   EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
    ----       ----------   --------   -----------   -------------  -----------    -------------
Mr. Stuckey         0          $0        85,000         178,750        $ 7,500        $297,734
Mr. Caldwell        0          $0        39,250         154,750        $69,375        $271,250
Mr. Latzke          0          $0        41,750          92,500        $17,813        $153,766

----------------------
(1) All of such options, except those issued to Mr. Stuckey in 1995 for 100,000 shares, which were granted with an exercise price of $6.50, which was in excess of fair market value, are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.

(2) Represents the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1998 ($4.50 per share) and the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than its 1993 Stock Incentive Plan, the Company does not maintain any long-term incentive plans.

SEVERANCE AGREEMENTS

     The Company has severance agreements with Messrs. Stuckey, Caldwell and Latzke that provide for the payment to such executive officers of severance benefits in the event such officers are terminated, or resign for "good reason," within two years after a "change of control" of the Company. Such severance benefits range from one and one-half to three times annual compensation received by such executives averaged over the five years prior to termination. Such agreements define change of control as the acquisition by any person or persons acting in concert of 30% or more of the Company's voting stock, a change of control required to be reported under the Securities Exchange Act of 1934, or certain changes in the Board composition in connection with a hostile contest for control. The Company does not have any other employment agreement with an executive officer named in the Summary Compensation Table.

SHAREHOLDER RETURN

     The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since December 31, 1993 with the cumulative total return on a broad market index (the Nasdaq NMS Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on December 31, 1993, and reinvestment of all dividends.

                                [CHART]


                               FOURTH SHIFT
                       STOCK PERFORMANCE CHART DATA

                                                          Nasdaq
                                                        Computer &                 Fourth Shift
      Date                  Nasdaq NMS                Data Processing              Corporation
-----------------       -------------------        ---------------------       --------------------
    12/31/93                  $100.00                     $100.00                     $100.00
     3/31/94                   $95.80                     $101.42                      $85.92
     6/30/94                   $91.32                      $99.25                      $72.59
     9/30/94                   $98.88                     $110.49                      $74.07
    12/30/94                   $97.75                     $121.44                      $32.59
     3/31/95                  $106.57                     $136.70                      $47.40
     6/30/95                  $121.90                     $162.03                      $40.00
     9/29/95                  $136.58                     $177.00                      $63.70
    12/29/95                  $138.24                     $184.95                      $44.44
     3/29/96                  $144.69                     $193.61                      $56.29
     6/28/96                  $156.50                     $215.20                      $78.51
     9/30/96                  $162.07                     $219.48                      $88.88
    12/31/96                  $170.03                     $228.22                      $68.14
     3/31/97                  $160.82                     $211.84                      $44.44
     6/30/97                  $190.30                     $271.66                      $56.29
     9/30/97                  $222.48                     $297.07                      $54.81
    12/31/97                  $208.65                     $280.36                      $35.55
     3/31/98                  $243.71                     $370.60                      $31.11
     6/30/98                  $250.77                     $411.28                      $32.59
     9/30/98                  $227.02                     $387.68                      $37.78
    12/31/98                  $292.80                     $502.03                      $53.30

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1999, information regarding the ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers (including the named individuals) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                              Shares Beneficially Owned
                                                             --------------------------
         Name and Address of Beneficial Owner                Number(1)          Percent
         ------------------------------------                ---------          -------
David R. Lamm (2).......................................      871,850             8.5%
204 Marcin Lane
Burnsville, MN 55337

Hathaway & Associates, Ltd. (3).........................      870,000             8.5%
119 Rowayton Avenue
Rowayton, CT 06853

Oscar Capital Management, LLC (4).......................      829,016             8.1%
Andrew K. Boszhardt, Jr.
900 Third Avenue, 10th Floor
New York, NY 10022

Marion Melvin Stuckey (5)...............................      794,360             7.6%
Two Meridian Crossings
Minneapolis, MN 55423

Perkins Capital Management, Inc.(6).....................      792,861             7.7%
730 East Lake Street
Wayzata, MN 55391-1769

Austin W. Marxe and David M. Greenhouse (7).............      513,040             5.0%
153 East 53 Street
New York, NY 10022

Michael J. Adams (8)....................................      445,553             4.3%

Jimmie H. Caldwell(9)...................................      327,868             3.2%

Anton J. Christianson(10)...............................      127,239             1.2%

David G. Latzke(11).....................................       80,843               *

Robert M. Price.........................................       32,324               *

Steve J. Lair...........................................        7,134               *

Mark W. Sheffert........................................        2,577               *

All executive officers and directors....................    1,817,898            17.3%
         as a group (8 individuals)

----------------------
*    Less than 1%

(1) Includes 10,250 shares for each of Messrs. Adams and Price, 875 shares for each of Messrs. Christianson and Lair, 102,500 shares for Mr. Stuckey, 60,500 shares for Mr. Caldwell, 56,000 shares for Mr. Latzke and 241,250 shares for all executive officers and directors as a group of Common Stock issuable upon the exercise of stock options which are either currently exercisable or become exercisable within 60 days.

(2) Based upon an amended Schedule 13D dated September 5, 1997; includes 664,700 shares held by a limited partnership for which Mr. Lamm serves as general partner.

(3) Based upon information contained in the Schedule 13G of Hathaway & Associates, Ltd. dated January 10, 1994.

(4) Based upon an amended Schedule 13G dated February 12, 1999; includes 779,816 shares held by Oscar Capital Management, LLC, an investment fund for which Andrew K. Boszhardt, Jr. serves as managing member, and 49,200 shares held directly by Mr. Boszhardt and his children.

(5) Includes 168,863 shares held by a corporation for which Mr. Stuckey is the President, sole director and sole shareholder.

(6) Based upon an amended Schedule 13G of Perkins Capital Management, Inc. ("PCM") dated February 2, 1999; includes 447,438 shares over which PCM has sole dispositive and voting powers. PCM has sole dispositive power, but not voting power, over the remaining shares.

(7) Based upon a Schedule 13G dated February 9, 1999; includes 393,240 shares held by Special Situations Fund, III, L.P., and 119,800 shares held by Special Situations Cayman Fund, L.P., investment funds managed by investment advisers for which Mr. Marxe and Mr. Greenhouse serve as officers, directors and members or principal shareholders.

(8) Includes 18,000 shares owned by Mr. Adams' minor children, 9,600 shares owned by Mr. Adams' spouse and 325,703 shares representing Mr. Adams' pro rata interest in a limited partnership in which he is a limited partner. Mr. Adams disclaims beneficial ownership of the shares held by his spouse and such limited partnership.

(9) Includes 8,822 shares and options to purchase shares owned by Mr. Caldwell's wife. Mr. Caldwell disclaims beneficial ownership of these shares.

(10) Includes 118,711 shares held by a partnership for which Mr. Christianson is a general partner.

(11) Includes 200 shares owned by Mr. Latzke's minor children.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1998. Based on information contained in their Forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company's securities timely filed such reports during 1998, other than Mark Sheffert who filed late his initial report of beneficial ownership (reporting no ownership of securities).

                            RELATIONSHIP WITH ACCOUNTANTS

     Arthur Andersen LLP have served as the Company's independent public accountants for more than five years and will serve as the Company's independent public accountants for the year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                      GENERAL

     The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

                                SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the annual meeting of shareholders held in 2000 that is requested to be included in the Company's Proxy Statement must be received at the Company's principal executive offices, Two Meridian Crossings, Minneapolis, MN 55423, before December 2, 1999.

     Any other proposal by a shareholder to be presented at the annual meeting of shareholders held in 2000 must be given in writing and received at the Company's principal executive offices before December 2, 1999. The proposal must contain the specific information required by the Company's Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.

                              BY ORDER OF THE BOARD OF DIRECTORS



Dated: April 1, 1999          Marion Melvin Stuckey, Chairman of the Board

                            FOURTH SHIFT CORPORATION

               PROXY FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints M.M. Stuckey and J.H. Caldwell, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fourth Shift Corporation to be held on May 4, 1999, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.   ELECTION OF CLASS B DIRECTORS:          / / FOR all nominees (EXCEPT AS         / / WITHHOLD AUTHORITY
                                               MARKED TO THE CONTRARY BELOW)           TO VOTE FOR ALL NOMINEES

TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH SUCH
                             NOMINEE'S NAME BELOW:

                      Jimmie H. Caldwell, Mark W. Sheffert

2.  PROPOSAL TO APPROVE AMENDMENT TO 1993 STOCK INCENTIVE PLAN:

     / / FOR                                 / / AGAINST                             / / ABSTAIN

3. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                          (CONTINUED ON REVERSE SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1 AND FOR THE PROPOSAL DESCRIBED IN
ITEM 2.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Dated: _____________________, 1999
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                                                     Appendix to Proxy Statement

                              FOURTH SHIFT CORPORATION


                            CERTIFICATE OF THE SECRETARY

     I, David G. Latzke, being the duly elected, qualified and acting Secretary of Fourth Shift Corporation, a Minnesota corporation (the "Company"), hereby certify that the following is a true and correct copy of a resolution adopted by the Board of Directors of the Company on January 19, 1999 and such resolution has not been amended or rescinded and remains in full force and effect on the date hereof.


          RESOLVED, that subject to shareholder approval at the 1999 meeting of shareholders, the 1993 Stock Incentive Plan is hereby amended to increase the number of shares reserved for issuance thereunder by 750,000 shares.

     IN WITNESS WHEREOF, I have executed this Certificate as of March 30, 1999.



                                        /s/ David G. Latzke
                                        ----------------------------
                                        David G. Latzke
                                        Secretary

                                            As Amended by the Board of Directors
                                          on  January 19, 1994, January 17, 1995
                                                    and January 18, 1996, and by
                                     Shareholders on April 20, 1994, May 8, 1995
                                                                 and May 7, 1996


                              FOURTH SHIFT CORPORATION
                             1993 STOCK INCENTIVE PLAN


SECTION 1.  PURPOSE.

          The purpose of the Plan is to aid in attracting and retaining management personnel and members of the Board of Directors who are not also employees ("Non-Employee Directors") of the FOURTH SHIFT Corporation (the "Company") capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

SECTION 2.  DEFINITIONS.

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 and shall be an "outside director" as defined in Section 162(m) of the Code.

          (f) "Company" shall mean FOURTH SHIFT Corporation, a Minnesota corporation, and any successor corporation.

          (g)  "Dividend Equivalent" shall mean any right granted under
Section 6(e) of the Plan.

          (h) "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. Eligible Person shall not include any Non-Employee Director, who shall receive Awards only pursuant to
Section 6(h) of the Plan.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee or, in the case of grants pursuant to Section 6(h), the Board of Directors.

          (j)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (k)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan, or Section 6(h) of the Plan in the case of grants to Participating Non-Employee Directors, that is not intended to be an Incentive Stock Option.

          (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.

          (m)   "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

          (n) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (o) "Participating Non-Employee Director" shall mean all Non-Employee Directors of the Company except any Non-Employee Director who has notified the Company in writing at least six months in advance of a meeting of the shareholders of the Company of his or her desire not to receive Non-Qualified Stock Options pursuant to Section 6(h) of the Plan and who receives no compensation or other consideration for such election not to receive, or compensation or consideration in place of, such election not to receive options.

          (p)  "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

          (q) "Person" shall mean any individual, corporation, partnership, association or trust.

          (r) "Plan" shall mean this 1993 Stock Incentive Plan, as amended from time to time.

          (s)  " Reload Option" shall mean any Option granted under
Section 6(a)(iv) of the Plan.

          (t)  "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan.

          (u)  "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (w) "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (x)  "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

SECTION 3.  ADMINISTRATION.

          (a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; PROVIDED, HOWEVER, that Section 6(h) of the Plan shall not be administered by the Committee but rather by the Board of Directors subject to the provisions and restrictions of such Section 6(h). Subject to the express provisions of the Plan and to applicable law, and except with respect to
Section 6(h) of the Plan, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

          (b) DELEGATION. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; PROVIDED, HOWEVER, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

SECTION 4.  SHARES AVAILABLE FOR AWARDS.

          (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 2,250,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

          (b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

          (c) ADJUSTMENTS. In the event that the Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors) shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors) shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; PROVIDED, HOWEVER, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

          (d) LIMITATION ON ANNUAL AWARDS TO INDIVIDUALS. Notwithstanding any other provision in this Plan, no Participant may be granted an Award or Awards under the Plan, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 100,000 Shares in the aggregate in any one calendar year period beginning with the period commencing on January 1, 1994 through December 31, 1994. The foregoing annual limitation specifically includes the grant of any "performance-based" awards within the meaning of Section 162(m) of the Code.

SECTION 5.  ELIGIBILITY.

          Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of
the Code or any successor provision.   Participating Non-Employee Directors
shall receive Awards of Non-Qualified Stock Options as provided in Section 6(h) of the Plan.

SECTION 6.  AWARDS.

          (a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

            (i) EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

           (ii) OPTION TERM. The term of each Option shall be fixed by the Committee.

          (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv) RELOAD OPTIONS. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the option to which such Reload Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the plan or agreement relating to such option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any option granted under the Plan or any other stock option plan of the Company at the time of such grant.

          (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

           (i) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

          (ii) STOCK CERTIFICATES. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

           (iii) FORFEITURE; DELIVERY OF SHARES. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

          (d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

          (e) DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

          (f) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; PROVIDED, HOWEVER, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

          (g) GENERAL. Except as otherwise specified with respect to Awards to Participating Non-Employee Directors pursuant to Section 6(h) of the Plan:

            (i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

           (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

           (iv) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

            (v) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee.

           (vi) RESTRICTIONS; SECURITIES EXCHANGE LISTING. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee (or, in the case of grants under 6(h) of the Plan, the Board of Directors) may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

          (h) NON-QUALIFIED STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS. The Board of Directors shall issue Non-Qualified Stock Options to Participating Non-Employee Directors in accordance with this Section 6(h).

          Non-Qualified Stock Options to purchase 5,000 shares of common stock shall be granted to each Participating Non-Employee Director on the date the amendment creating the grants pursuant to this Section 6(h) is approved by shareholders. Non-Qualified Stock Options to purchase 5,000 shares shall be granted to each new Participating Non-Employee Director at the first annual shareholders' meeting on which such director is first elected a director by shareholders. On the date of each annual meeting of shareholders thereafter (beginning with the 1995 annual meeting with respect to Non-Employee Directors on the date of adoption of the amendments to this section 6(h)), each Participating Non-Employee Director then in office shall be automatically granted non-qualified stock options to purchase 3,500 shares of Common Stock (subject to adjustment in accordance with section 4(c)).

          Each Non-Qualified Stock Option granted to a Participating Non-Employee Director pursuant to this Section 6(h) shall not be exercisable as of the date of grant but shall become exercisable with respect to 25% of the shares subject thereto on the first annual anniversary of the date of grant and with respect to an additional 25% on the second, third and fourth annual anniversary of the date of grant. Each such option shall have an exercise price equal to the Fair Market Value of a Share on the date of grant and shall expire on the fifth anniversary of the date of grant, except as provided below. Reload options may not be granted to any Non-Employee Director. This Section 6(h) shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations thereunder.

          All grants of Non-Qualified Stock Options pursuant to this Section 6(h) shall be automatic and non-discretionary and shall be made strictly in accordance with the foregoing terms and the following additional provisions:

          (i) Non-Qualified Stock Options granted to a Participating Non-Employee Director hereunder shall terminate and may no longer be exercised if such Director ceases to be a Non-Employee Director of the Company, except that:

          (A) If such Director's term shall be terminated for any reason other than gross and willful misconduct, death, disability, or retirement, such Director may at any time within a period of three months after such termination, but not after the termination date of the Option, exercise the Option to the extent exercisable on the date of termination.

          (B) If such Director's term shall be terminated by reason of gross and willful misconduct during the course of the term, including but not limited to, wrongful appropriation of funds of the Company or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the misconduct.

          (C) If such Director's term shall be terminated by reason of disability or retirement, such Director may exercise the Option in accordance with the terms thereof as though such termination had never occurred. If such Director shall die following any such termination, the Option may be exercised in accordance with its terms by the personal representatives or administrators of such Director or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

          (D) If such Director shall die while a Director of the Company or within three months after termination of such Director's term for any reason other than disability or retirement or gross and willful misconduct, the Option may be exercised in accordance with its terms by the personal representatives or administrators of such Director or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

          (ii) Non-Qualified Stock Options granted to Participating Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company's Secretary. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Participating Non-Employee Director may, at such Director's election, pay the purchase price by check payable to the Company, by promissory note, or in shares of the Company's Common Stock, or in any combination thereof having a Fair Market Value on the exercise date qual to the applicable exercise price. If payment or partial payment is made by promissory note, such note shall (A) be secured by the Shares to be delivered upon exercise of such Option (other than those withheld in payment of taxes as set forth below), (B) be limited in principal amount to the maximum amount permitted under applicable laws, rules and regulations, (C) be for a term of six years and (D) bear interest at the applicable federal rate (as determined in accordance with Section 1274(d) of the Code), compounded semi-annually.

          (iii) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participating Non-Employee Director, are withheld or collected from such Director. At any time when a Participating Non-Employee Director is required to pay the Company an amount required to be withheld under applicable income tax laws in connection with an Option granted pursuant to this Section 6(h), such Director may (A) elect to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Option with a Fair Market Value equal to the amount of such taxes (an "Election") or (B) deliver to the Company shares other than Shares issuable upon exercise of such Option with a Fair Market Value equal to the amount of such taxes. An Election, if any, must be made on or before the date that the amount of tax to be withheld is determined. The Board of Directors may disapprove of any Election, may suspend or terminate the right to make Elections, may limit the amount of any Election, and may make rules concerning the required information to be included in any Election. Participating Non-Employee Directors may only make an Election in compliance with the Rules established by the Company to comply with
     Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

SECTION 7.  AMENDMENT AND TERMINATION; ADJUSTMENTS.

          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; PROVIDED, HOWEVER, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

          (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

          (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

          (b) AMENDMENTS TO AWARDS. Except with respect to Awards granted pursuant to Section 6(h) of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

          (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8.  INCOME TAX WITHHOLDING; TAX BONUSES.

          (a) WITHHOLDING. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

          (b) TAX BONUSES. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).
The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

SECTION 9.  GENERAL PROVISIONS.

          (a) NO RIGHTS TO AWARDS. Except as otherwise provided in Section 6(h) of the Plan, no Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

          (b) AWARD AGREEMENTS. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

          (c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a Director, of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (e) GOVERNING LAW. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

          (f) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors), materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

          (g) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (h) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee (or, in the case of grants under Section 6(h) of the Plan, the Board of Directors) shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (i) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10.  EFFECTIVE DATE OF THE PLAN.

          The Plan shall be effective as of the date on which it is approved by the shareholders of the Company.

SECTION 11.  TERM OF THE PLAN.

          Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on the date which is ten years after the date on which the Plan receives shareholder approval. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.